As filed with the Securities and Exchange Commission on October 1, 2021
Registration Statement No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM F-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

FLEX LNG Ltd.
(Exact name of registrant as specified in its charter)
Bermuda	N/A
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
Attention: James Ayers Par-la-Ville Place 14 Par-la-Ville Road Hamilton, HM 08 Bermuda 1 (441) 295-9500	Seward & Kissel LLP Attention: Keith J. Billotti , Esq. One Battery Park Plaza New York, New York 10004 (212) 574-1200
(Address and telephone number of Registrant's principal executive offices)	(Name, address and telephone number of agent for service)

Copies to:
Keith J. Billotti , Esq.
Seward & Kissel LLP
One Battery Park Plaza
New York, New York 10004
(212) 574-1200
Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective as determined by market conditions and other factors.
If only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ◻
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ⌧
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ◻
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ◻
If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ◻
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ◻
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.
Emerging growth company ⌧
If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐
† The term "new or revised financial accounting standard" refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Aggregate Offering Price per Share or Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Primary Offering
Ordinary Shares, par value $0.10 per share
Preferred Shares
Debt Securities (2)
Warrants (3)
Purchase Contracts (4)
Rights (5)
Units (6)
Primary Offering Total			$500,000,000 (7)	$46,350.00

(1)
Up to a maximum of $500,000,000 of the registrant's ordinary shares, preferred shares, debt securities, warrants, purchase contracts, rights or units, including any securities that may be issued upon conversion or exchange for any other debt securities or preferred shares that provide for conversion or exchange into other securities. In no event will the aggregate offering price of all types of securities issued by the Registrant pursuant to this registration statement exceed $500,000,000. Pursuant to Rule 416(a), this registration statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend or similar transaction.

(2)
An indeterminate amount of debt securities may be senior or subordinated up to a maximum of $500,000,000. If any debt securities are issued at an original issue discount, then the offering may be in such greater principal amount as shall result in a maximum aggregate offering price not to exceed $500,000,000.

(3)
There is being registered hereunder an indeterminate number of warrants as may from time to time be sold at indeterminate prices not to exceed an aggregate offering price of $500,000,000  after the date hereof.

(4)
There is being registered hereunder an indeterminate number of purchase contracts as may from time to time be sold at indeterminate prices not to exceed an aggregate offering price of $500,000,000  after the date hereof.

(5)
There is being registered hereunder an indeterminate number of rights as may from time to time be sold at indeterminate prices not to exceed an aggregate offering price of $500,000,000  after the date hereof.

(6)
There is being registered hereunder an indeterminate number of units as may from time to time be sold at indeterminate prices not to exceed an aggregate offering price of $500,000,000  after the date hereof.

(7)
Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(o) under the Securities Act. Pursuant to General Instruction II.C of Form F-3, the table does not specify by each class information as to the amount to be registered or the proposed maximum aggregate offering price. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder. In no event will the aggregate offering price of all securities sold by the Registrant pursuant to this registration statement exceed $500,000,000.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended (the "Securities Act"), or until this registration statement on Form F-3 (the "Registration Statement") shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

is not complete and may be changed.  This prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted. These securities may not be sold until the registration statement filed with the U.S. Securities and Exchange Commission is effective.

PROSPECTUS
$500,000,000
FLEX LNG Ltd.

Ordinary Shares
Preferred Shares
Debt Securities
Warrants
Purchase Contracts
Rights
Units

Through this prospectus, FLEX LNG Ltd. (the "Company") may periodically offer:
(1)	ordinary shares;
(2)	preferred shares;
(3)	debt securities;
(4)	warrants;
(5)	purchase contracts;
(6)	its rights; and
(7)	its units.
The Company may also offer securities of the type listed above that are convertible or exchangeable into one or more of the securities listed above.
The prices and other terms of the securities of the Company that are covered by this prospectus will be determined at the time of their offering and will be described in a supplement to this prospectus.
The Company's ordinary shares are currently listed on the New York Stock Exchange ("NYSE"), and the Oslo Stock Exchange ("OSE"), under the symbol "FLNG."
The securities issued under this prospectus may be offered directly or through underwriters, agents or dealers. The names of any underwriters, agents or dealers will be included in a supplement to this prospectus.

An investment in these securities involves risks. See the section entitled "Risk Factors" beginning on page [•] of this prospectus and other risk factors contained in the applicable prospectus supplement and in the documents incorporated by reference herein and therein.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is October 1, 2021.

TABLE OF CONTENTS
ABOUT THIS PROSPECTUS	ii
PROSPECTUS SUMMARY	1
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS	4
RISK FACTORS	6
USE OF PROCEEDS	7
CAPITALIZATION	8
ENFORCEMENT OF CIVIL LIABILITIES	9
DESCRIPTION OF SHARE CAPITAL	10
DESCRIPTION OF DEBT SECURITIES	13
DESCRIPTION OF WARRANTS	19
DESCRIPTION OF PURCHASE CONTRACTS	20
DESCRIPTION OF RIGHTS	21
DESCRIPTION OF UNITS	22
PLAN OF DISTRIBUTION	23
TAX CONSIDERATIONS	24
EXPENSES	25
LEGAL MATTERS	26
EXPERTS	27
WHERE YOU CAN FIND ADDITIONAL INFORMATION	28

i

ABOUT THIS PROSPECTUS
Unless otherwise specified, when used in this prospectus, the terms "Company," "we," "us," and "our" refer to FLEX LNG Ltd. and its subsidiaries.
Unless otherwise indicated, all references to "dollars" and "$" in this prospectus are to, and amounts are presented in, U.S. dollars and financial information presented in this prospectus that is derived from financial statements incorporated by reference is prepared in accordance with accounting principles generally accepted in the United States, or U.S. GAAP. We have a fiscal year end of December 31.
This prospectus is part of a registration statement we filed with the U.S. Securities and Exchange Commission, or the Commission, using a shelf registration process. Under the shelf registration process, we may sell the common shares, preferred shares, debt securities, warrants, purchase contracts and units described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we offer securities, we will provide you with a prospectus supplement that will describe the specific amounts, prices and terms of the offered securities. The prospectus supplement may also add, update or change the information contained in this prospectus. Before purchasing any securities, you should read carefully both this prospectus and any prospectus supplement, together with the additional information described below and any documents incorporated by reference in this prospectus and in any prospectus supplement.
This prospectus and any prospectus supplement are part of a registration statement we filed with the Commission and do not contain all the information provided in that registration statement. For further information about us or the securities offered hereby, you should refer to that registration statement, which you can obtain from the Commission as described below under "Where You Can Find Additional Information."
Specific permission is required from the Bermuda Monetary Authority, or the BMA, pursuant to the provisions of the Exchange Control Act of 1972 and related regulations, other than in cases where the BMA has granted a general permission.  The BMA in its policy dated June 1, 2005 provides that, where any equity securities of a Bermuda company are listed on an appointed stock exchange, general permission is given for the issue and subsequent transfer of any securities of such company from and/or to a non-resident of Bermuda, for so long as any equity securities of such company remain so listed.  The NYSE is deemed to be an appointed stock exchange under Bermuda Law.  In granting such permission, the BMA accepts no responsibility for our financial soundness or the correctness of any of the statements made or opinions expressed in this prospectus of the registration statement of which it forms part. This prospectus does not need to be filed with the Registrar of Companies in Bermuda in accordance with Part III of the Companies Act 1981 of Bermuda, or the Companies Act, pursuant to provisions incorporated therein following the enactment of the Companies and Partnerships (Electronic Registry) Amendment Act 2020.  Such provisions state that Part III of the Companies Act shall not apply to any exempted company under the Companies Act. We are an exempted company under the Companies Act.
You should rely only on the information contained or incorporated by reference in this prospectus and in any prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the applicable supplement to this prospectus is accurate as of the date on its respective cover, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates.

ii

PROSPECTUS SUMMARY
This section summarizes some of the information that is contained later in this prospectus or in other documents incorporated by reference into this prospectus. As an investor or prospective investor, you should review carefully the risk factors and the more detailed information that appears later in this prospectus or is contained in the documents that we incorporate by reference into this prospectus.
FLEX LNG Ltd.
We are a growth-oriented owner and commercial operator of fuel efficient, fifth generation LNG carriers. As of October 1,  2021, we own and operate i) nine M-type, Electronically Controlled, Gas Injection ("MEGI") LNG carriers, of which four have Partial Re-liquefaction Systems ("PRS") installed and three have Full Re-liquefaction Systems ("FRS") installed, and, ii) four Generation X Dual Fuel ("X-DF") LNG carriers, which we collectively refer to as our "Fleet". Our business currently focuses on the expansion of our Fleet and execution of our chartering strategy to seek balanced employment for the vessels in our Fleet, through actively marketing our vessels in both the term and spot market.

Our Fleet

The following table sets forth additional information about our Fleet as of October 1, 2021:
Vessel Name	Cargo Capacity (cbm)	Propulsion	Year Built	Shipyard(1)	Charter expiration(2)
Flex Endeavour	173,400	MEGI + PRS	2018	DSME	Q1 2025(3)
Flex Enterprise	173,400	MEGI + PRS	2018	DSME	Q1 2022(4)
Flex Ranger	174,000	MEGI	2018	SHI	Q1 2025(3)
Flex Rainbow	174,000	MEGI	2018	SHI	Q1 2022(5)
Flex Constellation	173,400	MEGI + PRS	2019	DSME	Q2 2024(6)
Flex Courageous	173,400	MEGI + PRS	2019	DSME	Q1 2022
Flex Aurora	174,000	X-DF	2020	HSHI	Q1 2022
Flex Artemis(10)	173,400	MEGI + FRS	2020	DSME	Q3 2025(7)
Flex Resolute	173,400	MEGI + FRS	2020	DSME	Q1 2022
Flex Amber	174,000	X-DF	2020	HSHI	Q3 2022(8)
Flex Freedom	173,400	MEGI + FRS	2021	DSME	Q1 2027(9)
Flex Volunteer	174,000	X-DF	2021	HSHI	Spot
Flex Vigilant	174,000	X-DF	2021	HSHI	Q2 2024(3)

(1)
As used in this report, "DSME" means Daewoo Ship building and Marine Engineering Co. Ltd., "SHI" means Samsung Heavy Industries, and "HSHI" means Hyundai Samho Heavy Industries Co. Ltd. Each is located in South Korea.

(2)	The expiration of our charters is subject to re-delivery windows ranging from 15 to 45 days before or after the expiration date.
(3)	The charterer has the option to extend the charter for an additional two years.
(4)	The charterer has options to extend the charter for an additional two years, in 12-month periods.
(5)	The charterer has the option to extend the charter for an additional one year.
(6)	The charterer has the option to extend the charter for an additional three years.
(7)	The charterer has options to extend the charter for an additional five years, in 12-month periods.
(8)	The charterer has the option to extend the charter for an additional one year.
(9)
Flex Freedom's existing charter with Asian-based energy company expires in Q1 2022 and the vessel will commence a new charter in direct continuation with an LNG portfolio player which will expire in Q1 2027. The charterer has the option to extend by an additional two years.

(10)	Formerly known as Flex Reliance.

Management Structure

General Management Agreements

We have entered into a general management agreement with Flex LNG Bermuda Management Limited, our wholly owned subsidiary, for the provision of management services, which primarily include, among others, general administration, contract management, corporate governance assistance, accounting service and operational support. Flex LNG Bermuda Management Limited has, in turn, subcontracted these services from certain of our other subsidiaries, including Flex LNG Management AS and Flex LNG Management Limited. We reimburse Flex LNG Bermuda Management Limited for expenses incurred in connection with providing these services to us, plus a mark-up, which fee is subject to annual review and adjustment. Each of the Company and Flex LNG Bermuda Management Limited may terminate the general management agreement upon twelve months' prior written notice to the other party. In addition, we may terminate the general management agreement with immediate effect upon a breach of the agreement by Flex LNG Bermuda Management Limited that continues for a period of 14 days after the date on which we deliver written notice to Flex LNG Bermuda Management Limited of the breach.

We have an administrative services agreement with Frontline Management AS, or Frontline Management, a related party, under which they provide us with certain administrative support, technical supervision, purchase of goods and services within the ordinary course of business and other support services, for which we pay our allocation of the actual costs they incur on our behalf, plus a margin. Frontline Management may subcontract these services to other associated companies, including Frontline Management (Bermuda) Limited.

We also have a services agreement with Seatankers Management Co. Ltd., or Seatankers, a related party, under which they provide us with certain advisory and support services, for which we pay our allocation of the actual costs they incur on our behalf, plus a margin. We may terminate the services agreement upon not less than 20 business days' written notice.

Technical Management and Support Services

The technical ship manager is responsible for the technical ship management of all of the vessels in our Fleet. Under the agreements between Flex LNG Fleet Management AS and our vessel owning subsidiaries, Flex LNG Fleet Management AS is paid a fixed fee of $272,500 per vessel per annum for the provision of technical management services for each of our vessels in operation. The fee is subject to annual review.

Recent and Other Developments

On November 19, 2020, our Board of Directors authorized a share buy-back program (our "buy-back program") to purchase up to an aggregate of 4,110,584 of our ordinary shares for the purpose of increasing shareholder value with a maximum amount to be paid per share under our buy-back program (a "maximum price") of $10.00 or the equivalent in NOK if purchased on the OSE. Between February and August 2021, in a series of actions, our Board of Directors authorized the increase in the maximum price that may be paid per ordinary share in our buy-back program from $10.00 to $15.00. The timing and amount of any repurchases will depend on legal requirements, market conditions, stock price, alternative uses of capital and other factors. We are not obligated under the terms of our buy-back program to repurchase any of our ordinary shares. Our buy-back program commenced on November 19, 2020 and will end on November 19, 2021. During the period from November 19, 2020 through October 1, 2021, we have repurchased an aggregate of 980,000 ordinary shares for an aggregate purchase price of NOK81.5 million, or $9.4 million, at an average purchase price of NOK83.13, or $9.64, per share. As of October 1, 2021, 3,130,584 ordinary shares remain available for repurchase.

In August 2021, an option was declared extending the variable rate time charter with an international energy major for Flex Amber, by an additional one year. The time charter was originally due to expire in the third quarter 2021 and will now expire in the third quarter 2022. The charterer has the option to extend the time charter by an additional one year period.

On August 16, 2021, the Company's Board of Directors declared a cash dividend for the second quarter of 2021 of $0.40 per share. The dividend was paid on September 16, 2021, to shareholders on record as of September 2, 2021. The ex-dividend date was September 1, 2021.

On August 16, 2021, the Company issued 585,000 share options to members of top management. The share options will have a five-year term from September 7, 2021, with a three-year vesting period, whereby: 25% will vest after one year; 35% will vest after two years; and 40% will vest after three years. The options have an exercise price of: $14.00 for those vesting after one year; $15.60 for those vesting after two years; and $17.20 for those vesting after three years. The weighted average strike price of the options is $15.84 per share. The exercise price will be adjusted for any distribution of dividends made before the relevant options expire. The following allocation of options have been made:

•	Øystein Kalleklev, CEO of Flex LNG Management AS, has been allocated 250,000 options;
•	Halfdan Marius Foss, Head of Commercial Flex LNG Management AS, has been allocated 185,000 options;
•	Knut Traaholt, CFO of Flex LNG Management AS, has been allocated 120,000 options; and
•	Fergus Bristow, CAO of Flex LNG Management Ltd, has been allocated 30,000 options.

COVID-19 update

The spread of the novel coronavirus (hereinafter referred to as COVID-19), which was declared a pandemic by the World Health Organization on March 11, 2020, has had and continues to have a significant negative impact on the global economy and has caused significant volatility in the financial markets, the severity and duration of which remains uncertain. The COVID-19 virus outbreak has negatively impacted, and may continue to impact adversely, demand for energy including LNG. This has resulted in greater volatility in the price of LNG, which has seen a sharp decline. We are focused on maintaining our efficient operations and, above all, the health and safety of our seafarers and shore-based employees. Because of port restrictions and various quarantine measures, we continue to experience challenges with crew changes on the vessels in our Fleet and crewing of our newbuildings prior to delivery from the relevant shipyard. In light of these challenges our crew have had to and may in the future have to stay on board for longer periods and increased costs may occur in conjunction with crew changes on the vessels in our Fleet. The uncertainty in global capital and bank credit markets has also affected access and cost of new financing. In addition, the sharp decline in both short and long-term interest rates has reduced the overall cost of our floating rate debt, but has resulted in a significant loss, most of which is unrealized, on our interest rate swaps, whereby floating interest rates have been swapped to fixed interest rates.

We are unable to reasonably predict the estimated length or severity of the COVID-19 pandemic on our future operating results.

Corporate Information

We are an exempted company incorporated under the laws of Bermuda. Our registered office is at Par-La-Ville Place, 14 Par-La-Ville Road, Hamilton, Bermuda. Our telephone number at that address is +1 441 295 69 35. Our website is www.flexlng.com. The Commission maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Commission. The address of the Commission's internet site is www.sec.gov. None of the information contained on these websites is incorporated into or forms a part of this prospectus.

The information above concerning us is only a summary and does not purport to be comprehensive or complete. For additional information about us, you should refer to the information described in "Where You Can Find Additional Information" in this prospectus.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS AND RISK FACTOR SUMMARY
Our disclosure and analysis in this prospectus pertaining to our operations, cash flows and financial position, including, in particular, the likelihood of our success in developing and expanding our business, include forward-looking statements. The Private Securities Litigation Reform Act of 1995, or the PSLRA, provides safe harbor protections for forward-looking statements in order to encourage companies to provide prospective information about their business. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performance, and underlying assumptions and other statements, which are other than statements of historical facts.
We are taking advantage of the safe harbor provisions of the PSLRA and are including this cautionary statement in connection therewith. This document and any other written or oral statements made by us or on our behalf may include forward-looking statements, which reflect our current views with respect to future events and financial performance. This prospectus includes assumptions, expectations, projections, intentions and beliefs about future events. These statements are intended as "forward-looking statements." We caution that assumptions, expectations, projections, intentions and beliefs about future events may and often do vary from actual results and the differences can be material. Statements that are predictive in nature, that depend upon or refer to future events or conditions, or that include words such as "expects," "anticipates," "intends," "plans," "believes," "estimates," "seeks," "targets," "potential," "continue," "contemplate," "possible," "likely," "might," "will," "would," "could," "projects," "forecasts," "may," "should" and similar expressions are forward-looking statements.
All statements in this prospectus that are not statements of either historical or current facts are forward-looking statements. Forward-looking statements include, but are not limited to, such matters as:
•	general LNG shipping market conditions, including fluctuations in charter rates and vessel values;
•	the volatility of prevailing spot market charter rates;
•	our future operating or financial results;
•	global and regional economic and political conditions or events, including "trade wars";
•	fluctuations in interest rates and foreign exchange rates;
•	our business strategy and expected and unexpected capital spending and operating expenses, including dry-docking, insurance costs, crewing and bunker costs;
•	our expectations of the availability of vessels to purchase, the time it may take to construct new vessels and risks associated with vessel construction and vessels' useful lives;
•	LNG market trends, including charter rates and factors affecting supply and demand;
•
our financial condition and liquidity, including our ability to repay or refinance our indebtedness and obtain financing in the future to fund capital expenditures, acquisitions and other general corporate activities;

•
our ability to enter into time charters or other employment arrangements for our vessels after existing charters or employment arrangements expire and our ability to earn income in the spot market (which includes vessel employment under single voyage spot charters and time charters with an initial term of less than six months);

•	estimated future maintenance and replacement capital expenditures;
•
the expected cost of, and our ability to comply with, governmental regulations, including environmental regulations, maritime self-regulatory organization standards, as well as standard regulations imposed by our charterers applicable to our business;

•	availability of and ability to maintain skilled labor, vessel crews and management;
•	our anticipated incremental general and administrative expenses as a publicly traded company;
•	customers' increasing emphasis on environmental and safety concerns;
•	potential disruption of shipping routes due to accidents, political events, public health threats, international hostilities and instability, piracy or acts by terrorists; and
•	our ability to maintain relationships with major LNG producers and traders.

Many of these statements are based on our assumptions about factors that are beyond our ability to control or predict and are subject to risks and uncertainties that are described more fully in "Item 3. Key Information—D. Risk Factors" our 2020 Annual Report on Form 20-F filed on March 17, 2021 (the "2020 Annual Report"). Any of these factors or a combination of these factors could materially affect our future results of operations and the ultimate accuracy of the forward-looking statements. Factors that might cause future results to differ include, but are not limited to, the following:
•	changes in governmental rules and regulations or actions taken by regulatory authorities including the implementation of new environmental regulations;
•
deterioration in world economic conditions, or in economic conditions in any of the geographic regions in which we conduct business, including additional adverse effects from global economic slowdown, banking and financial systems, terrorism or hostilities;

•	the impact of the discontinuance of the London Interbank Offered Rate, or LIBOR, after 2021 on interest rates of our debt that reference LIBOR;
•	changes in economic and competitive conditions affecting our business, including market fluctuations in charter rates and charterers' abilities to perform under existing time charters;
•	shareholders' reliance on the Company to enforce the Company's rights against contract counterparties;
•	dependence on the ability of the Company's subsidiaries to distribute funds to satisfy financial obligations and make dividend payments;
•
the length and severity of epidemics and pandemics, including the ongoing global outbreak of the novel coronavirus ("COVID-19") and governmental responses thereto and the impact across our business on demand, operations in China and the Far East and knock-on impacts to our global operations;

•	potential liability from future litigation and potential costs due to environmental damage and vessel collisions;
•	the arresting or attachment of one or more of the Company's vessels by maritime claimants;
•	potential requisition of the Company's vessels by a government during a period of war or emergency;
•	treatment of the Company as a "passive foreign investment company" by U.S. tax authorities;
•	being required to pay taxes on U.S. source income;
•	the Company's operations being subject to economic substance requirements;
•	the potential for shareholders to not be able to bring a suit against the Company or enforce a judgement obtained against the Company in the United States;
•	the failure to protect the Company's information systems against security breaches, or the failure or unavailability of these systems for a significant period of time;
•	the impact of adverse weather and natural disasters;
•	potential liability from safety, environmental, governmental and other requirements and potential significant additional expenditures related to complying with such regulations;
•	technological innovation in the sector in which we operate and quality and efficiency requirements from customers;
•	increasing scrutiny and changing expectations with respect to environmental, social and governance policies;
•	the impact of public health threats and outbreaks of other highly communicable diseases;
•	the length and number of off-hire periods; and
•	other factors discussed in "Item 3. Key Information—D. Risk Factors" in the 2020 Annual Report.
You should not place undue reliance on forward-looking statements contained in this prospectus because they are statements about events that are not certain to occur as described or at all. All forward-looking statements in this prospectus are qualified in their entirety by the cautionary statements contained in this prospectus. These forward-looking statements are not guarantees of our future performance, and actual results and future developments may vary materially from those projected in the forward-looking statements.
Except to the extent required by applicable law or regulation, we undertake no obligation to release publicly any revisions to these forward-looking statements to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for us to predict all of these factors.  Further, we cannot assess the effect of each such factor on our business or the extent to which any factor, or combination of factors, may cause actual results to be materially different from those contained in any forward-looking statement.

RISK FACTORS
An investment in our securities involves a high degree of risk. You should carefully consider the risks and the discussion of risks under the heading "Risk Factors" in any applicable prospectus supplement hereto or in our 2020 Annual Report, and the documents we have incorporated by reference in this prospectus, including the section entitled "Risk Factors" in future annual reports that summarize the risks that may materially affect our business before making an investment in our securities. Please see the section in this prospectus entitled "Where You Can Find Additional Information."

USE OF PROCEEDS
We intend to use net proceeds from the sale of securities as set forth in the applicable prospectus supplement, which may include general corporate purposes, asset purchases, debt repayment and strategic transactions.

CAPITALIZATION
Information about our capitalization will be included in future prospectus supplements (as applicable).

ENFORCEMENT OF CIVIL LIABILITIES
There is no treaty in force between the United States and Bermuda providing for the reciprocal recognition and enforcement of judgments in civil and commercial matters. As a result, whether a United States judgment would be enforceable in Bermuda against us or our directors and officers depends on whether the U.S. court that entered the judgment is recognized by the Bermuda court as having jurisdiction over us or our directors and officers, as determined by reference to Bermuda conflict of law rules. A judgment debt from a U.S. court that is final and for a sum certain based on U.S. federal securities laws will not be enforceable in Bermuda unless the judgment debtor had submitted to the jurisdiction of the U.S. court, and the issue of submission and jurisdiction is a matter of Bermuda (not U.S.) law.
In addition, and irrespective of jurisdictional issues, the Bermuda courts will not enforce a U.S. federal securities law that is either penal or contrary to the public policy of Bermuda. An action brought pursuant to a public or penal law, the purpose of which is the enforcement of a sanction, power or right at the instance of the state in its sovereign capacity, may not be entertained by a Bermuda court to the extent it is contrary to Bermuda public policy. Certain remedies available under the laws of U.S. jurisdictions, including certain remedies under U.S. federal securities laws, may not be available under Bermuda law or enforceable in a Bermuda court, to the extent they are contrary to Bermuda public policy. Further, no claim may be brought in Bermuda against us or our directors and officers in the first instance for violations of U.S. federal securities laws because these laws have no extraterritorial jurisdiction under Bermuda law and do not have force of law in Bermuda. A Bermuda court may, however, impose civil liability on us or our directors and officers if the facts alleged in a complaint constitute or give rise to a cause of action under Bermuda law.

DESCRIPTION OF SHARE CAPITAL
Purpose
Our Memorandum of Continuance and Bye-Laws are filed as Exhibits 1.1 and 1.2 to our 2020 Annual Report and are hereby incorporated by reference into this Registration Statement.

The purposes and powers of the Company are set forth in Items 6 and 7 of the Memorandum of Continuance. The Company has the capacity, rights, powers and privileges of a natural person, and the objects of the Company are unrestricted.

Memorandum of Continuance

Our corporate affairs are governed by our memorandum of continuance, or the Memorandum of Continuance and Bye-Laws, and by the Bermuda Companies Act 1981, as amended, or the Companies Act.

You should be aware that the Companies Act differs in certain material respects from the laws generally applicable to U.S. companies incorporated in the State of Delaware. Accordingly, you may have more difficulty protecting your interests under Bermuda law in the face of actions by management, directors or controlling shareholders than would shareholders of a corporation incorporated in a United States jurisdiction, such as the State of Delaware.

The Bye-Laws were adopted by our shareholders on June 8, 2017 and were amended by a resolution of the shareholders at the annual general meeting held on September 13, 2019.

Share History

In 2014, Geveran Trading Co. Ltd., or Geveran, increased its ownership in our ordinary shares to 43.3% and became obliged to conduct a mandatory offer for our ordinary shares, which resulted in Geveran owning 82% of our issued and outstanding ordinary shares at that time. As of September 14, 2021, Geveran owns 46.4% of our issued and outstanding ordinary shares.

In February 2017, we completed a Norwegian offering, or the First Norwegian Offering, of an aggregate of 7,243,478 ordinary shares (or 724,348 ordinary shares following the Reverse Stock Split, as defined below) at a subscription price of NOK 115.00 per share for gross proceeds of NOK 833 million (approximately $100 million, based on the prevailing exchange rate as of February 16, 2017). A portion of the proceeds of the First Norwegian Offering were used to repay certain of our indebtedness.

In March 2017, we issued 7,800,000 of our ordinary shares (or 780,000 ordinary shares following the Reverse Stock Split) to Geveran as partial consideration for our acquisition of the Flex Endeavour and the Flex Enterprise, which we purchased from entities related to Geveran through the novation of the newbuilding contracts for the vessels.

In May 2017, we completed a Norwegian Offering, or the Second Norwegian Offering, (which, together with the First Norwegian Offering, we refer to as the "2017 Norwegian Offerings"), of an aggregate of 8,947,916 ordinary shares (or 894,792 ordinary shares following the Reverse Stock Split) at a subscription price of NOK 120.00 per share for gross proceeds of NOK 1.07 billion (approximately $125 million, based on the prevailing exchange rate as of May 15, 2017).

In June 2017, we completed a Norwegian Offering of 3,797 ordinary shares (or 380 ordinary shares following the Reverse Stock Split) at a purchase price of NOK 115.00 per share for gross proceeds of approximately NOK 436,735 (approximately $51,633, based on the prevailing exchange rate as of June 6, 2017) to shareholders that were not allocated shares in the 2017 Norwegian Offerings or were residents in a jurisdiction that was not able to participate in the 2017 Norwegian Offerings.

In October 2018, we completed a Norwegian Offering, or the 2018 Norwegian Offering, of an aggregate of 17,293,894 ordinary shares (or 1,729,389 ordinary shares following the Reverse Stock Split) at a purchase price of NOK 142.50 per share for gross proceeds of approximately NOK 2.5 billion (approximately $300 million, based on the prevailing exchange rate as of October 15, 2018). The net proceeds of the 2018 Norwegian Offering were used to fund the advance payment portion of the purchase price of the vessels Flex Freedom, Flex Artemis (formerly known as Flex Reliance), Flex Resolute, Flex Volunteer and Flex Vigilant and for working capital and general corporate purposes. Geveran purchased 5,764,631 shares (or 576,463 ordinary shares following the Reverse Stock Split) in the 2018 Norwegian Offering at the subscription price of NOK 142.50 per share.

On March 7, 2019, we effected a 1-for-10 reverse stock split of our then-outstanding ordinary shares. The reverse stock split reduced the number of our issued and outstanding ordinary shares from 541,043,903 shares to 54,103,993 shares and affected all issued and outstanding ordinary shares (the "Reverse Stock Split"). The number of our authorized ordinary shares was consequently reduced from 100,000,000,000 to 10,000,000,000 and the par value increased from $0.01 per share to $0.10 per share. The terms of our ordinary shares were not affected by the reverse stock split.

On November 19, 2020, the Company's Board of Directors authorized a share buy-back program (our "buy-back program") to purchase up to an aggregate of 4,110,584 of our ordinary shares for the purpose of increasing shareholder value with a maximum amount to be paid per share under our buy-back program (a "maximum price") of $10.00 or the equivalent in NOK if purchased on the OSE. On February 16, 2021, the Company's Board of Directors authorized the increase of the maximum price from $10.00 to $12.00, or equivalent in NOK if bought at the OSE. On May 20, 2021, the Company's Board of Directors increased the maximum price from $12.00 to $14.00; and on August 16, 2021, the Company's Board of Directors further increased the maximum price from $14.00 to $15.00. The timing and amount of any repurchases will depend on legal requirements, market conditions, stock price, alternative uses of capital and other factors. The Company is not obligated under the terms of the program to repurchase any of our ordinary shares. Our buy-back program commenced on November 19, 2020 and is scheduled to end on November 19, 2021. During the period from November 19, 2020 through October 1, 2021, the Company has repurchased an aggregate of 980,000 ordinary shares for an aggregate purchase price of NOK81.5 million, or $9.4 million, at an average purchase price of NOK83.13, or $9.64, per share. As of October 1, 2021, 3,130,584 ordinary shares remain available for repurchase.

Description of Ordinary Shares

Each outstanding ordinary share entitles the holder to one vote on all matters submitted to a vote of shareholders.  Subject to preferences that may be applicable to any outstanding preferred shares, holders of ordinary shares are entitled to receive ratably cash dividends, if any, declared by our Board of Directors (the "Board") out of funds legally available for dividends.  Upon our dissolution or liquidation or the sale of all or substantially all of our assets, after payment in full of all amounts required to be paid to creditors and to the holders of preferred shares having liquidation preferences, if any, the holders of our ordinary shares will be entitled to receive pro rata our remaining assets available for distribution.  Holders of ordinary shares do not have conversion, redemption or preemptive rights to subscribe to any of our securities.  The rights, preferences and privileges of holders of ordinary shares are subject to the rights of the holders of any preferred shares, which we may issue in the future.

Issued and Authorized Capitalization

As of October 1, 2021, we have 53,130,584 ordinary shares issued and outstanding.

Dividends

Holders of ordinary shares are entitled to receive dividend and distribution payments, pro rata based on the number of ordinary shares held, when, as and if declared by the Board, in its sole discretion. Any future dividends declared will be at the discretion of the Board and will depend upon our financial condition, earnings and other factors.

As a Bermuda exempted company, we are subject to Bermuda law relating to the payment of dividends. We may not pay any dividends if, at the time the dividend is declared or at the time the dividend is paid, there are reasonable grounds for believing that, after giving effect to that payment;

•	we will not be able to pay our liabilities as they fall due; or

•	the realizable value of our assets, is less than our liabilities.

In addition, since we are a holding company with no material assets, and conduct our operations through subsidiaries, our ability to pay any dividends to shareholders will depend on our subsidiaries' distributing to us their earnings and cash flow. Some of our loan agreements currently limit or prohibit our subsidiaries' ability to make distributions to us and our ability to make distributions to our shareholders.

Voting Rights

The holders of our ordinary shares will be entitled to one vote per share on each matter requiring the approval of the holders of the ordinary shares. At any annual or special general meeting of shareholders where there is a quorum, a simple majority vote will generally decide any matter, unless a different vote is required by express provision of the Bye-laws or the Companies Act.

The Companies Act and our Bye-laws do not confer any conversion or sinking fund rights attached to our ordinary shares.

Liquidation

In the event of our liquidation, dissolution or winding up, the holders of ordinary shares are entitled to share in our assets, if any, remaining after the payment of all of our debts and liabilities, subject to any liquidation preference on any outstanding preference shares.

Listing

Our ordinary shares are listed on the NYSE and OSE under the symbol "FLNG."

Limitations on Ownership

Our ordinary shares may be freely transferred among persons who are residents and non-residents of Bermuda.

Description of Preferred Shares
The material terms of any series of preferred shares that we offer through a prospectus supplement will be described in that prospectus supplement. Our Board is authorized, subject to shareholder approval, to provide for the issuance of preferred shares in one or more series with designations as may be stated in the shareholder resolution or resolutions providing for the issue of such preferred shares. At the time that any series of our preferred shares is authorized, we will fix the dividend rights, any conversion rights, any voting rights, redemption provisions, liquidation preferences and any other rights, preferences, privileges and restrictions of that series, as well as the number of shares constituting that series and their designation. We could issue preferred shares which have voting, conversion and other rights that could adversely affect the holders of our ordinary shares or make it more difficult to effect a change in control. Our preferred shares could be used to dilute the share ownership of persons seeking to obtain control of us and thereby hinder a possible takeover attempt which, if our shareholders were offered a premium over the market value of their shares, might be viewed as being beneficial to our shareholders.

DESCRIPTION OF DEBT SECURITIES
We may offer and issue debt securities from time to time in one or more series, under one or more indentures, each dated as of a date on or prior to the issuance of the debt securities to which it relates, and pursuant to an applicable prospectus supplement. We may issue senior debt securities and subordinated debt securities pursuant to separate indentures, a senior indenture and a subordinated indenture, respectively, in each case between us and the trustee named in the indenture. We have filed forms of these documents as exhibits to the registration statement, of which this prospectus forms a part. The senior indenture and the subordinated indenture, as amended or supplemented from time to time, are sometimes referred to individually as an "indenture" and collectively as the "indentures." Each indenture will be subject to and governed by the Trust Indenture Act of 1939, as amended, and will be construed in accordance with and governed by the laws of the State of New York, without giving effect to any principles thereof relating to conflicts of law that would result in the application of the laws of any other jurisdiction, unless otherwise stated in the applicable prospectus supplement and indenture (or post-effective amendment hereto). The aggregate principal amount of debt securities which may be issued under each indenture will contain the specific terms of any series of debt securities or provide that those terms must be set forth in or determined pursuant to, an authorizing resolution, as defined in the applicable prospectus supplement, and/or a supplemental indenture, if any, relating to such series.  The Company's debt securities may be convertible or exchangeable into any of our equity securities. The Company may also offer and issue "debt-like securities" as permitted under the U.S. securities laws, pursuant to an applicable prospectus supplement.
The following description sets forth certain general terms and provisions of the debt securities. The particular terms and provisions of the debt securities offered by any prospectus supplement, and the extent to which the general terms and provisions described below may apply to the offered debt securities, will be described in the applicable subsequent filings. We refer to any applicable prospectus supplement, amendment to the registration statement of which this prospectus forms a part, and reports we file with the Commission under the Securities Exchange Act of 1934, as amended, as "subsequent filings." The statements below are not complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the applicable indenture. The specific terms of any debt securities that we may offer, including any modifications of, or additions to, the general terms described below as well as any applicable material U.S. federal income tax considerations concerning the ownership of such debt securities will be described in the applicable prospectus supplement and indenture and, as applicable, supplemental indenture. Accordingly, for a complete description of the terms of a particular issue of debt securities, the general description of the debt securities set forth below should be read in conjunction with the applicable prospectus supplement and indenture, as amended or supplemented from time to time.
General
We expect that neither indenture will limit the amount of debt securities which may be issued. The debt securities may be issued in one or more series.
You should read the applicable indenture and subsequent filings relating to the particular series of debt securities for the following terms of the offered debt securities:
•	the designation, aggregate principal amount and authorized denominations;
•	the issue price, expressed as a percentage of the aggregate principal amount;
•	the interest rate per annum, if any;
•	the maturity date;
•
if the debt securities provide for interest payments, the date from which interest will accrue, the dates on which interest will be payable, the date on which payment of interest will commence and the regular record dates for interest payment dates;

•	any optional or mandatory sinking fund provisions or exchangeability provisions;
•	the terms and conditions upon which conversion of any convertible debt securities may be effected, including the conversion price, the conversion period and other conversion provisions;
•	whether the debt securities will be our senior or subordinated securities;
•	whether the debt securities will be our secured or unsecured obligations;

•
the date, if any, after which and the price or prices at which the debt securities may be optionally redeemed or must be mandatorily redeemed and any other terms and provisions of optional or mandatory redemptions, including discharge and defeasance;

•	if other than the full principal amount, the portion of the principal amount of the debt securities of the series which will be payable upon acceleration or provable in bankruptcy;
•	any events of default not set forth in this prospectus;
•	the currency or currencies, including composite currencies, in which principal, premium and interest will be payable, if other than the currency of the United States of America;
•
if principal, premium or interest is payable, at our election or at the election of any holder, in a currency other than that in which the debt securities of the series are stated to be payable, the period or periods within which, and the terms and conditions upon which, the election may be made;

•	whether interest will be payable in cash or additional securities at our or the holder's option and the terms and conditions upon which the election may be made;
•
if denominated in a currency or currencies other than the currency of the United States of America, the equivalent price in the currency of the United States of America for purposes of determining the voting rights of holders of those debt securities under the applicable indenture;

•
if the amount of payments of principal, premium or interest may be determined with reference to an index, formula or other method based on a coin or currency other than that in which the debt securities of the series are stated to be payable, the manner in which the amounts will be determined;

•	any restrictive covenants or other material terms relating to the debt securities;
•	whether the debt securities will be issued in the form of global securities or certificates in registered form;
•	any listing on any securities exchange or quotation system;
•	additional provisions, if any, related to defeasance and discharge of the debt securities;
•	any other special features of the debt securities.; and
•	the applicability and terms of any guarantees.
Subsequent filings may include additional terms not listed above. Unless otherwise indicated in subsequent filings with the Commission relating to the indenture, principal, premium and interest will be payable and the debt securities will be transferable at the corporate trust office of the applicable trustee. Unless other arrangements are made or set forth in subsequent filings or a supplemental indenture, principal, premium and interest will be paid by checks mailed to the registered holders at their registered addresses.
Unless otherwise indicated in subsequent filings with the Commission, the debt securities will be issued only in fully registered form without coupons, in minimum denominations of $2,000 or any integral multiple thereof. No service charge will be made for any transfer or exchange of the debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with these debt securities.
Some or all of the debt securities may be issued as discounted debt securities, bearing no interest or interest at a rate which at the time of issuance is below market rates, to be sold at a substantial discount below the stated principal amount. United States federal income tax consequences and other special considerations applicable to any discounted securities will be described in subsequent filings with the Commission relating to those securities.
Senior Debt
We may issue senior debt securities, which may be secured or unsecured, under the senior debt indenture. The senior debt securities will rank on an equal basis with all our other senior debt except subordinated debt. The senior debt securities will be effectively subordinated, however, to all of our secured debt to the extent of the value of the collateral securing such debt. We will disclose the amount of our debt in the prospectus supplement.

Subordinated Debt
We may issue subordinated debt securities under a subordinated debt indenture. Subordinated debt would rank subordinate and junior in right of payment, to the extent set forth in the subordinated debt indenture, to all our senior debt.
Covenants
Any series of debt securities may have covenants in addition to or differing from those included in the applicable indenture which will be described in subsequent filings prepared in connection with the offering of such securities, limiting or restricting, among other things:
•	our ability to incur either secured or unsecured debt, or both;
•	our ability to make certain payments, dividends, redemptions or repurchases;
•	our ability to create dividend and other payment restrictions affecting our subsidiaries;
•	our ability to make investments;
•	mergers and consolidations by us or our subsidiaries;
•	sales of assets by us;
•	our ability to enter into transactions with affiliates;
•	sale and leaseback transactions; and
•	any integral multiple thereof, the denominations in which the debt securities of the series will be issuable.
Modification of the Indentures
We expect that each indenture and the rights of the respective holders may be modified by us only with the consent of holders of not less than a majority in aggregate principal amount of the outstanding debt securities of all series under the respective indenture affected by the modification, taken together as a class. But we expect that no modification that:
(1)	changes the amount of securities whose holders must consent to an amendment, supplement or waiver;
(2)
reduces the rate of or changes the interest payment time on any security or alters its redemption provisions (other than any alteration to any such section which would not materially adversely affect the legal rights of any holder under the indenture) or the price at which we are required to offer to purchase the securities;

(3)	reduces the principal, or changes the maturity of any security or reduces the amount of, or postpones the date fixed for, the payment of any sinking fund or analogous obligation;
(4)
waives a default or event of default in the payment of the principal of or interest, if any, on any security (except a rescission of acceleration of the securities of any series by the holders of at least a majority in principal amount of the outstanding securities of that series and a waiver of the payment default that resulted from such acceleration);

(5)	makes the principal of or interest, if any, on any security payable in any currency other than that stated in the security;
(6)
makes any change with respect to holders' rights to receive principal and interest, the terms pursuant to which defaults can be waived, certain modifications affecting shareholders or certain currency-related issues; or

(7)	waives a redemption payment with respect to any security or changes any of the provisions with respect to the redemption of any securities;
will be effective against any holder without his consent. Other terms as specified in subsequent filings may be modified without the consent of the holders.

Events of Default
We expect that each indenture will define an event of default for the debt securities of any series as being any one of the following events:
•	default in any payment of interest when due which continues for 30 days;
•	default in any payment of principal or premium at maturity;
•	default in the deposit of any sinking fund payment when due;
•	default in the performance of any covenant in the debt securities or the applicable indenture which continues for 60 days after we receive notice of the default;
•
default under a bond, debenture, note or other evidence of indebtedness for borrowed money by us or our subsidiaries (to the extent we are directly responsible or liable therefor) having a principal amount in excess of a minimum amount set forth in the applicable subsequent filings, whether such indebtedness now exists or is hereafter created, which default shall have resulted in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, without such acceleration having been rescinded, annulled, or cured within 30 days after we receive notice of the default; and

•	events of bankruptcy, insolvency or reorganization.
An event of default of one series of debt securities will not necessarily constitute an event of default with respect to any other series of debt securities.
There may be such other or different events of default as described in applicable subsequent filings with respect to any class or series of debt securities.
We expect that under each indenture, in case an event of default occurs and continues for the debt securities of any series, the applicable trustee or the holders of not less than 25% in aggregate principal amount of the debt securities then outstanding of that series may declare the principal and accrued but unpaid interest of the debt securities of that series to be due and payable. Further, any event of default for the debt securities of any series which has been cured is expected to be permitted to be waived by the holders of a majority in aggregate principal amount of the debt securities of that series then outstanding.
We expect that each indenture will require us to file annually, after debt securities are issued under that indenture with the applicable trustee, a written statement signed by two of our officers as to the absence of material defaults under the terms of that indenture. We also expect that each indenture will provide that the applicable trustee may withhold notice to the holders of any default if it considers it in the interest of the holders to do so, except notice of a default in payment of principal, premium or interest.
Subject to the duties of the trustee in case an event of default occurs and continues, we expect that each indenture will provide that the trustee is under no obligation to exercise any of its rights or powers under that indenture at the request, order or direction of holders unless the holders have offered to the trustee indemnity and security reasonably satisfactory to it. Subject to these provisions for indemnification and the rights of the trustee, each indenture is expected to provide that the holders of a majority in principal amount of the debt securities of any series then outstanding have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee as long as the exercise of that right does not conflict with any law or the indenture.
Defeasance and Discharge
The terms of each indenture are expected to provide us with the option to be discharged from any and all obligations in respect of the debt securities issued thereunder upon the deposit with the trustee, in trust, of money or U.S. government obligations, or both, which through the payment of interest and principal in accordance with their terms will provide money in an amount sufficient to pay any installment of principal, premium and interest on, and any mandatory sinking fund payments in respect of, the debt securities on the stated maturity of the payments in accordance with the terms of the debt securities and the indenture governing the debt securities. We expect that this right may only be exercised if, among other things, we have received from, or there has been published by, the United States Internal Revenue Service a ruling to the effect that such a discharge will not be deemed, or result in, a taxable event with respect to holders. This discharge would not apply to our obligations to register the transfer or exchange of debt securities, to replace stolen, lost or mutilated debt securities, to maintain paying agencies and hold moneys for payment in trust.

Defeasance of Certain Covenants
We expect that the terms of the debt securities provide us with the right not to comply with specified covenants and that specified events of default described in a subsequent filing will not apply provided we deposit with the trustee money or U.S. government obligations, or both, which through the payment of interest and principal will provide money in an amount sufficient to pay any installment of principal, premium, and interest on, and any mandatory sinking fund payments in respect of, the debt securities on the stated maturity of such payments in accordance with the terms of the debt securities and the indenture governing such debt securities. We expect that to exercise this right, we will also be required to deliver to the trustee an opinion of counsel to the effect that the deposit and related covenant defeasance should not cause the holders of such series to recognize income, gain or loss for federal income tax purposes.
We refer you to applicable subsequent filings with respect to any deletions or additions or modifications from the description contained in this prospectus.
Form of Debt Securities

Each debt security will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities. Both certificated securities in definitive form and global securities may be issued either in registered form, where our obligation runs to the holder of the security named on the face of the security, or in bearer form, where our obligation runs to the bearer of the security.

Definitive securities name you or your nominee as the owner of the security, other than definitive bearer securities, which name the bearer as owner, and in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the trustee, registrar, paying agent or other agent, as applicable.

Global securities name a depositary or its nominee as the owner of the debt securities represented by these global securities, other than global bearer securities, which name the bearer as owner. The depositary maintains a computerized system that will reflect each investor's beneficial ownership of the securities through an account maintained by the investor with its broker/dealer, bank, trust company or other representative, as we explain more fully below.

Global Securities

We may issue the debt securities in the form of one or more fully registered global securities that will be deposited with a depositary or its nominee identified in the applicable prospectus supplement and registered in the name of that depositary or nominee. In those cases, one or more registered global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by registered global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a registered global security may not be transferred except as a whole by and among the depositary for the registered global security, the nominees of the depositary or any successors of the depositary or those nominees. If not described below, any specific terms of the depositary arrangement with respect to any debt securities to be represented by a registered global security will be described in the prospectus supplement relating to those debt securities. We anticipate that the following provisions will apply to all depositary arrangements:

Ownership of beneficial interests in a registered global security will be limited to persons, called participants, that have accounts with the depositary or persons that may hold interests through participants. Upon the issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, the participants' accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or selling agents participating in the distribution of the securities will designate the accounts to be credited. Ownership of beneficial interests in a registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some jurisdictions may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in registered global securities. So long as the depositary, or its nominee, is the registered owner of a registered global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the registered global security for all purposes under the indenture.

Except as described below, owners of beneficial interests in a registered global security will not be entitled to have the securities represented by the registered global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities under the indenture. Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for that registered global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest in that registered global security, to exercise any rights of a holder under the indenture. We understand that under existing industry practices, if we request any action of holders of a registered global security or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the indenture, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.

Principal, premium, if any, and interest payments on debt securities represented by a registered global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the registered global security. None of us, the trustee or any other agent of us or agent of the trustee will have any responsibility or liability to owners of beneficial interests for any aspect of the records relating to payments made on account of beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests. We expect that the depositary for any of the securities represented by a registered global security, upon receipt of any payment of principal, premium, interest or other distribution of underlying securities or other property to holders on that registered global security, will immediately credit participants' accounts in amounts proportionate to their respective beneficial interests in that registered global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of those participants.

We expect that the indenture will provide that if the depositary for any of these securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days, we will be required to issue securities in definitive form in exchange for the registered global security that had been held by the depositary. In addition, the indenture is expected to allow us to decide, at any time and in our sole discretion, to not have any of the securities represented by one or more registered global securities. If we make that decision, we will issue securities in definitive form in exchange for all of the registered global security or securities representing those securities. Any securities issued in definitive form in exchange for a registered global security will be registered in the name or names that the depositary gives to the relevant trustee or other relevant agent of ours or theirs. It is expected that the depositary's instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the registered global security that had been held by the depositary.

In the event that the Depository Trust Company, or DTC, acts as depository for the global securities of any series, the global securities will be issued as fully registered securities registered in the name of Cede & Co., as DTC's nominee.

DESCRIPTION OF WARRANTS
We may issue warrants to purchase our debt or equity securities. Warrants may be issued independently or together with any other securities and may be attached to, or separate from, such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. The terms of any warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement.
The applicable prospectus supplement will describe the following terms of any warrants in respect of which this prospectus is being delivered:
•	the title of such warrants;
•	the aggregate number of such warrants;
•	the price or prices at which such warrants will be issued;
•	the currency or currencies, in which the price of such warrants will be payable;
•	the securities purchasable upon exercise of such warrants;
•	the price at which and the currency or currencies, in which the securities upon exercise of such warrants may be purchased;
•	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;
•	if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;
•	if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;
•	if applicable, the date on and after which such warrants and the related securities will be separately transferable;
•	information with respect to book-entry procedures, if any;
•	if applicable, a discussion of any material U.S. federal income tax considerations; and
•	any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

DESCRIPTION OF PURCHASE CONTRACTS
We may issue purchase contracts for the purchase or sale of debt or equity securities by us.
Each purchase contract will entitle the holder thereof to purchase or sell, and obligate us to sell or purchase, on specified dates, such securities at a specified purchase price, which may be based on a formula, all as set forth in the applicable prospectus supplement. We may, however, satisfy our obligations, if any, with respect to any purchase contract by delivering the cash value of such purchase contract or the cash value of the securities otherwise deliverable, as set forth in the applicable prospectus supplement. The applicable prospectus supplement will also specify the methods by which the holders may purchase or sell such securities and any acceleration, cancellation or termination provisions, provisions relating to U.S. federal income tax considerations, if any, or other provisions relating to the settlement of a purchase contract.
The purchase contracts may require us to make periodic payments to the holders thereof or vice versa, which payments may be deferred to the extent set forth in the applicable prospectus supplement, and those payments may be unsecured or pre-funded on some basis. The purchase contracts may require the holders thereof to secure their obligations in a specified manner to be described in the applicable prospectus supplement. Alternatively, purchase contracts may require holders to satisfy their obligations thereunder when the purchase contracts are issued. Our obligation to settle such pre-paid purchase contracts on the relevant settlement date may constitute indebtedness. Accordingly, pre-paid purchase contracts will be issued under either the senior indenture or the subordinated indenture.

DESCRIPTION OF RIGHTS
We may issue rights to purchase our equity securities. These rights may be issued independently or together with any other security offered by this prospectus and may or may not be transferable by the shareholder receiving the rights in the rights offering. In connection with any rights offering, we may enter into a standby underwriting agreement with one or more underwriters pursuant to which the underwriter will purchase any securities that remain unsubscribed for upon completion of the rights offering.
The applicable prospectus supplement relating to any rights will describe the terms of the offered rights, including, where applicable, the following:
•	the exercise price for the rights;
•	the number of rights issued to each shareholder;
•	the extent to which the rights are transferable;
•	any other terms of the rights, including terms, procedures and limitations relating to the exchange and exercise of the rights;
•	the date on which the right to exercise the rights will commence and the date on which the right will expire;
•	the amount of rights outstanding;
•	the extent to which the rights include an over-subscription privilege with respect to unsubscribed securities; and
•	the material terms of any standby underwriting arrangement entered into by us in connection with the rights offering.
The description in the applicable prospectus supplement of any rights we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable rights certificate or rights agreement, which will be filed with the Commission if we offer rights. For more information on how you can obtain copies of any rights certificate or rights agreement if we offer rights, see the section entitled "Where You Can Find Additional Information" of this prospectus. We urge you to read the applicable rights certificate, the applicable rights agreement and any applicable prospectus supplement in their entirety.

DESCRIPTION OF UNITS
As specified in the applicable prospectus supplement, we may issue units consisting of one or more rights, purchase contracts, warrants, debt securities, which may be guaranteed by one or more of our subsidiaries, preferred shares, common shares or any combination of such securities. The applicable prospectus supplement will describe:
•
the terms of the units and of the rights, purchase contracts, warrants, debt securities, which may be guaranteed by one or more of our subsidiaries, preferred shares and common shares comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

•	a description of the terms of any unit agreement governing the units;
•	if applicable, a discussion of any material U.S. federal income tax considerations; and
•	a description of the provisions for the payment, settlement, transfer or exchange of the units.

PLAN OF DISTRIBUTION
We may sell or distribute our securities included in this prospectus through underwriters, through agents, to dealers, in private transactions, at market prices prevailing at the time of sale, at prices related to the prevailing market prices, or at negotiated prices.
In addition, we may sell our securities included in this prospectus through:
•	a block trade in which a broker-dealer may resell a portion of the block, as principal, in order to facilitate the transaction;
•	purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account; or
•	ordinary brokerage transactions and transactions in which a broker solicits purchasers.
In addition, we may enter into option or other types of transactions that require us or them to deliver our securities to a broker-dealer, who will then resell or transfer the securities under this prospectus. We may enter into hedging transactions with respect to our securities. For example, we may:
•	enter into transactions involving short sales of our ordinary shares by broker-dealers;
•	sell common shares short and deliver the shares to close out short positions;
•	enter into option or other types of transactions that require us to deliver ordinary shares to a broker-dealer, who will then resell or transfer the common shares under this prospectus;
•	loan or pledge the common shares to a broker-dealer, who may sell the loaned shares or, in the event of default, sell the pledged shares; or
•	a combination of the foregoing.
We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us, or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, we or any of our shareholders may otherwise loan or pledge securities (which may be newly-issued or outstanding securities) to a financial institution or other third party that in turn may sell the securities short using this prospectus or on-lend the securities to third parties who may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.
As of the date of this prospectus, we are not a party to any agreement, arrangement or understanding between any broker or dealer and us with respect to the offer or sale of the securities pursuant to this prospectus.
At the time that any particular offering of securities is made, to the extent required by the Securities Act, a prospectus supplement will be distributed, setting forth the terms of the offering, including the aggregate number of securities being offered, the purchase price of the securities, the initial offering price of the securities, the names of any underwriters, dealers or agents, any discounts, commissions and other items constituting compensation from us and any discounts, commissions or concessions allowed or re-allowed or paid to dealers. Furthermore, we, our officers and our directors may agree, subject to certain exemptions, that for a certain period from the date of the prospectus supplement under which the securities are offered, we will not, without the prior written consent of an underwriter, offer, sell, contract to sell, pledge or otherwise dispose of any of our common shares or any securities convertible into or exchangeable for our common shares. However, an underwriter, in its sole discretion, may release any of the securities subject to these lock-up agreements at any time without notice.
Underwriters or agents could make sales in privately negotiated transactions and/or any other method permitted by law, including sales deemed to be an at-the-market offering as defined in Rule 415 promulgated under the Securities Act, which includes sales made directly on or through the NYSE, the existing trading market for our ordinary shares, or sales made to or through a market maker other than on an exchange.
We will bear costs relating to the securities offered and sold by us under this Registration Statement.
As a result of requirements of the Financial Industry Regulatory Authority, or FINRA, the maximum underwriting compensation to be received by any FINRA member or independent broker/dealer may not be greater than eight percent (8%) of the gross proceeds received by us for the sale of any securities being registered pursuant to Rule 415 promulgated by the Commission under the Securities Act. If five percent (5%) or more of the net proceeds of any offering of securities made under this prospectus will be received by a FINRA member participating in the offering or affiliates or associated persons of such a FINRA member, the offering will be conducted in accordance with FINRA Rule 5121.

TAX CONSIDERATIONS

You should carefully read the discussion of the material Bermuda, Marshall Islands and U.S. federal income tax considerations associated with our operations and the acquisition, ownership and disposition of our ordinary shares set forth in the section entitled "Taxation" of our 2020 Annual Report incorporated by reference herein.

EXPENSES
The following are the estimated expenses of the issuance and distribution of the securities being registered under the Registration Statement of which this prospectus forms a part, all of which will be paid by us.
Commission registration fee		$46,350
FINRA filing fee		$75,500
Printing and typesetting expenses	$	*
Legal fees and expenses	$	*
Accounting fees and expenses	$	*
Blue sky fees and expenses	$	*
Miscellaneous	$	*
Total		$121,850

*	To be provided by a prospectus supplement or as an exhibit to a Report on Form 6-K that is incorporated by reference into this registration statement.

LEGAL MATTERS
The validity of the securities offered by this prospectus will be passed upon for us by MJM Limited with respect to matters of Bermuda law and by Seward & Kissel LLP, New York, New York, with respect to matters of U.S. law.

EXPERTS
The consolidated financial statements of Flex LNG Ltd. appearing in Flex LNG Ltd.’s Annual Report (Form 20-F) for the year ended December 31, 2020 have been audited by Ernst & Young AS, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.
Ernst & Young AS is located at Dronning Eufemias gate 6, Postboks 1156 Sentrum, Oslo 0107, Norway.

WHERE YOU CAN FIND ADDITIONAL INFORMATION
As required by the Securities Act, we filed a registration statement relating to the securities offered by this prospectus with the Commission. This prospectus is a part of that registration statement, which includes additional information.
Government Filings
We file annual and special reports with the Commission. The Commission maintains a website (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. This prospectus and any prospectus supplement are part of a registration statement that we filed with the Commission and do not contain all of the information in the registration statement. The full registration statement may be obtained from the Commission or us, as indicated below. Forms of the indenture and other documents establishing the terms of the offered securities are filed as exhibits to the registration statement. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement through the Commission's website.
Information Incorporated by Reference
The Commission allows us to "incorporate by reference" information into this document. This means that we can disclose important information to you by referring you to those filed documents. The information listed below filed by us is incorporated by reference and is considered to be a part of this prospectus, and information that we file later with the Commission before all of the securities offered by this prospectus are sold will also be considered to be part of this prospectus and will automatically update and supersede previously filed information, including information contained in this document.

•
Report on Form 6-K, filed with the Commission on September 3, 2021, including the exhibits thereto, which contain our unaudited interim condensed consolidated financial statements as of and for the sixth months ended June 30, 2021 and 2020 and the associated Management's Discussion and Analysis of Financial Condition and Results of Operation; and

•
The Company's Annual Report on Form 20-F for the year ended December 31, 2020, filed with the Commission on March 17, 2021, which contains audited consolidated financial statements for the most recent fiscal year for which those statements have been filed.

We are also incorporating by reference all subsequent annual reports on Form 20-F that we file with the Commission and current reports on Form 6-K that we furnish to the Commission after the date of this prospectus that state they are incorporated by reference into this prospectus until we file a post-effective amendment indicating that the offering of the securities made by this prospectus and accompany prospectus supplement has been terminated. In all cases, you should rely on the later information over different information included in this prospectus.

We will provide without charge to each person to whom this prospectus is delivered a copy of any or all of the foregoing documents, and any other documents that are incorporated herein by reference (other than exhibits, unless those exhibits are specifically incorporated by reference into those documents) upon written or oral request. Requests for those documents should be directed to our principal executive office at the following address:

FLEX LNG Ltd.

Par la Ville Place
14 Par la Ville Road
Hamilton HM 08, Bermuda

Tel: 1 411 295 69 35

Information Provided by the Company

We will furnish holders of our ordinary shares with annual reports containing audited financial statements and a report by our independent registered public accounting firm. The audited financial statements will be prepared in accordance with U.S. generally accepted accounting principles. As a "foreign private issuer," we are exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements to shareholders. While we furnish proxy statements to shareholders in accordance with the rules of the NYSE, those proxy statements do not conform to Schedule 14A of the proxy rules promulgated under the Exchange Act. In addition, as a "foreign private issuer," our officers and directors are exempt from the rules under the Exchange Act relating to short swing profit reporting and liability.

Disclosure of Commission Position on Indemnification for Securities Act Liabilities

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

PART II
INFORMATION NOT REQUIRED IN THE PROSPECTUS
Item 8. Indemnification of Directors and Officers.
Section 98 of the Companies Act of 1981 of the Islands of Bermuda, as amended, or the Companies Act, permits the Bye-Laws of a Bermuda company to contain a provision exempting from personal liability of a director or officer to the company for any loss arising or liability attaching to him by virtue of any rule of law in respect of any negligence default, breach of duty or breach of trust of which the officer or person may be guilty.
Section 98 of the Companies Act grants companies the power (except in relation to an allegation of fraud or dishonesty proved against them) to indemnify directors and officers of the company if any such person was or is a party or threatened to be made a party to a threatened, pending or completed action, suit or proceeding by reason of the fact that he or she is or was a director and officer of the company or was serving in a similar capacity for another entity at the company's request.
Section 98A of the Companies Act permits a company to purchase and maintain insurance on behalf of any officer for any liability asserted against him or her and liability and expenses incurred in his or her capacity as a director, officer, employee or agent arising out of his or her status as such in respect of any loss arising or liability attaching to him or her by virtue of any rule of law in respect of any negligence, default, breach of duty or breach of trust of which the officer may be guilty in relation to the company or any subsidiary thereof. While the Company has not previously maintained such insurance, it is currently in the process of applying for and attempting to procure such a policy for current and prior directors.
Bye-laws number 155 through 163 of FLEX LNG Ltd., or the Company, provide as follows:
155.
Subject to the provisions of Bye-law 163, no Director, Alternate Director, Officer, person or member of a committee authorised under Bye-law 115, Resident Representative of the Company or his heirs, executors or administrators shall be liable for the acts, receipts, neglects, or defaults of any other such person or any person involved in the formation of the Company, or for any loss or expense incurred by the Company through the insufficiency or deficiency of title to any property acquired by the Company, or for the insufficiency of deficiency of any security in or upon which any of the monies of the Company shall be invested, or for any loss or damage arising from the bankruptcy, insolvency, or tortious act of any person with whom any monies, securities, or effects shall be deposited, or for any loss occasioned by any error of judgment, omission, default, or oversight on his part.

156.
Subject to the provisions of Bye-law 163, every Director, Alternate Director, Officer, person or member of a committee authorised under Bye-law 115, Resident Representative of the Company and their respective heirs, executors or administrators shall be indemnified and held harmless out of the funds of the Company to the fullest extent permitted by Bermuda law against all liabilities, loss, damage or expense (including but not limited to liabilities under contract, tort and statute or any applicable foreign law or regulation and all reasonable legal and other costs and expenses properly payable) incurred or suffered by him as such Director, Alternate Director, Officer, person or committee member or Resident Representative and the indemnity contained in this Bye-law shall extend to any person acting as such Director, Alternate Director, Officer, person or committee member or Resident Representative in the reasonable belief that he has been so appointed or elected notwithstanding any defect in such appointment or election.

157.
Every Director, Alternate Director, Officer, person or member of a committee duly authorised under Bye-law 115, Resident Representative of the Company and their respective heirs, executors or administrators shall be indemnified out of the funds of the Company against all liabilities incurred by him as such Director, Alternate Director, Officer, person or committee member or Resident Representative in defending any proceedings, whether civil or criminal, in which judgment is given in his favour, or in which he is acquitted, or in connection with any application under the Companies Acts in which relief from liability is granted to him by the court.

158.
To the extent that any Director, Alternate Director, Officer, person or member of a committee duly authorised under Bye-law 115, Resident Representative of the Company or any of their respective heirs, executors or administrators is entitled to claim an indemnity pursuant to these Bye-laws in respect of amounts paid or discharged by him, the relative indemnity shall take effect as an obligation of the Company to reimburse the person making such payment or effecting such discharge.

159.
The Board may arrange for the Company to be insured in respect of all or any part of its liability under the provision of these Bye-laws and may also purchase and maintain insurance for the benefit of any Directors, Alternate Directors, Officers, person or member of a committee authorised under Bye-law 115, employees or Resident Representatives of the Company in respect of any liability that may be incurred by them or any of them howsoever arising in connection with their respective duties or supposed duties to the Company. This Bye-law shall not be construed as limiting the powers of the Board to effect such other insurance on behalf of the Company as it may deem appropriate.

160.
Notwithstanding anything contained in the Principal Act, the Company may advance moneys to an Officer or Director for the costs, charges and expenses incurred by the Officer or Director in defending any civil or criminal proceedings against them on the condition that the Director or Officer shall repay the advance if any allegation of fraud or dishonesty is proved against them.

161.
Each Member agrees to waive any claim or right of action he might have, whether individually or by or in the right of the Company, against any Director, Alternate Director, Officer of the Company, person or member of a committee authorised under Bye-law 115, Resident Representative of the Company or any of their respective heirs, executors or administrators on account of any action taken by any such person, or the failure of any such person to take any action in the performance of his duties, or supposed duties, to the Company or otherwise in relation thereto.

162.	The restrictions on liability, indemnities and waivers provided for in Bye-laws 155 to 161 inclusive shall not extend to any matter which would render the same void pursuant to the Companies Acts.
163.
The restrictions on liability, indemnities and waivers contained in Bye-laws 155 to 161 inclusive shall be in addition to any rights which any person concerned may otherwise be entitled by contract or as a matter of applicable Bermuda law.

With respect to indemnification relating to directors and officers of FLEX LNG Ltd., the Companies Act provides generally that a Bermuda company may indemnify its directors, officers and auditors against any liability which by virtue of any rule of law would otherwise be imposed on them in respect of any negligence, default, breach of duty or breach of trust, except in cases where such liability arises from fraud or dishonesty of which such director, officer or auditor may be guilty in relation to the company. In addition, the Companies Act provides that a Bermuda company may indemnify its directors, officers and auditors against any liability incurred by them in defending any proceedings, whether civil or criminal, in which judgment is awarded in their favor or in which they are acquitted or granted relief by the Supreme Court of Bermuda. '''

Item 9. Exhibits
A list of exhibits included as part of this registration statement is set forth in the Exhibit Index which immediately precedes such exhibits and is incorporated herein by reference.
Item 10. Undertakings.
(a) The undersigned registrant hereby undertakes:
(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement, unless the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement:
(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.
(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.
(2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act of 1933 or Item 8.A of Form 20-F if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.
(5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(i) If the registrant is relying on Rule 430B:
(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of this Registration Statement as of the date the filed prospectus was deemed part of and included in this Registration Statement; and
(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(6) That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the Securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) — (g) Not applicable.
 (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.
(i) Not applicable.
(j) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.
(k) Not applicable.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized on October 1, 2021
FLEX LNG Ltd.

By	/s/ Oystein Kalleklev
Oystein Kalleklev
Chief Executive Officer of Flex LNG Management AS
(Principal Executive Officer of FLEX LNG Ltd.)

POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Keith J. Billotti as their true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons on October 1, 2021 in the capacities indicated.
Signature	Title

/s/ Oystein Kalleklev	Chief Executive Officer
Oystein Kalleklev	Flex LNG Management AS (Principal Executive Officer)

/s/ Knut Traaholt	Chief Financial Officer
Knut Traaholt	Flex LNG Management AS (Principal Financial Officer)

/s/ David McManus	Director
David McManus
/s/ Ola Lorentzon	Director
Ola Lorentzon

/s/ Nikolai Grigoriev	Director
Nikolai Grigoriev
/s/ Steen Jakobsen	Director
Steen Jakobsen

AUTHORIZED UNITED STATES REPRESENTATIVE
Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the State of Delaware, on October 1, 2021.

PUGLISI & ASSOCIATES

By:	/s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: Authorized Representative

Exhibit Index

Number	Description

1.1	Underwriting Agreement (for equity securities)*

1.2	Underwriting Agreement (for debt securities)*

4.1	Form of Ordinary Share Certificate (incorporated by reference to Exhibit 2.1 of the Company's Amendment No. 1 to the Registration Statement on Form 20-F filed on May 17, 2019)

4.2	Form of Preferred Share Certificate*

4.3	Form of Purchase Contract*

4.4	Form of Unit Agreement*

4.5	Form of Rights Agreement*

4.6	Form of Warrant Agreement*

4.7	Form of Senior Indenture

4.8	Form of Subordinated Indenture

5.1	Opinion of MJM Ltd., Bermuda counsel to the Company
5.2	Opinion of Seward & Kissel LLP, U.S. counsel to the Company

8.1	Opinion of Seward & Kissel LLP, with respect to certain tax matters

23.1	Consent of MJM Ltd. (included in Exhibit 5.1)

23.2	Consent of Seward & Kissel LLP (included in Exhibit 5.2)

23.3	Consent of Ernst & Young AS

24	Power of Attorney (contained in signature page)

25.1	T-1 Statement of Eligibility*

*	To be filed either as an amendment or as an exhibit to a report filed pursuant to the Securities Exchange Act of 1934 of the Registrant and incorporated by reference into this Registration Statement